Exhibit 3.1

Number 599588	Duplicate For File

Certificate of Incorporation

I hereby certify that

HYACINTHO 2 PUBLIC LIMITED COMPANY

is this day incorporated under

the Companies Act 2014,

and that the company is

a Public Limited Company.

Given under my hand at Dublin, this

Wednesday, the 1st day of March, 2017

for Registrar of Companies